EXHIBIT 23

                                CONCORD EFS, INC.

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Concord EFS, Inc. of our report dated February 11, 1999, except for Note Q, as to which the date is February 26, 1999, included in the 1998 Annual Report to Stockholders of Concord EFS, Inc.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-60871) pertaining to the Concord EFS, Inc. 1993 Incentive Stock Option Plan, in the Registration Statement (Form S-3 No. 333-62069) and related Prospectus of Concord EFS, Inc. for the registration of 4,554,342 shares of Concord EFS, Inc. common stock, in the Registration Statement (Form S-8
No.333-74213) pertaining to the Electronic Payment Services, Inc. 1995 Stock Option Plan, as amended, for the registration of 2,244,795 shares of Concord EFS, Inc. common stock, and in the Registration Statement (Form S-8 No. 333-74215) pertaining to the Concord EFS, Inc. 1993 Incentive Stock Option Plan, as amended, for the registration of 11,331,250 shares of Concord EFS, Inc. common stock, of our report dated February 11, 1999, except for Note Q, as to which the date is February 26, 1999, with respect to the consolidated financial statements of Concord EFS, Inc. and subsidiaries incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1998.











                                                         /s/ Ernst & Young LLP



Memphis Tennessee
March 26, 1999